DATED THE 17th DAY OF February 2014

VERDE RESOURCES, INC.

AND

FEDERAL MINING RESOURCES LIMITED

AND

GOLD BILLION GLOBAL LIMITED

SUPPLEMENTARY AGREEMENT

TO

ASSIGNMENT AGREEMENT

FOR THE ASSIGNMENT OF MANAGEMENT RIGHTS IN

MERAPOH GOLD MINES IN MALAYSIA

THIS AGREEMENT is made on the 17th day of February 2014.

BETWEEN:

VERDE RESOURCES, INC., a company incorporated in Nevada, USA having a company registration number 27-2448672 and its principal executive offices at Unit 1503, 15/F., The Phoenix, 21-25 Luard Road, Wanchai, Hong Kong (hereinafter "the Assignee").

AND

FEDERAL MINING RESOURCES LIMITED, a company incorporated in British Virgin Islands having a company registration number 1603878 and its registered office address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (hereinafter "the Assignor").

AND

GOLD BILLION GLOBAL LIMITED, a company incorporated in British Virgin Islands having a company registration number 1759774 and its registered office address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (hereinafter "the Subsidiary").

WHEREAS:

A.      The Assignor owns 85% equity interest in CHAMPMARK SDN BHD (Company No. 235619-U), a private limited liability company incorporated in Malaysia under the Companies Act, 1965 and having its registered office at G-1-10, Kuchai Business Park, Jalan 1/127 off Jalan Kuchai Lama, 58200 Kuala Lumpur, Malaysia (hereinafter referred to as “Champmark”).

B.      Champmark is the Mining Contractor of the Mining Lease No. ML 08/2008 for Site IV-1 estimated to contain a total of 400 acres at the Merapoh Gold Mine under the Contract of Work dated 21st July 2004 with MMC Corporation Berhad (“MMC”), the Permit Holder of the Mining Lease. There are 6 other sites, in addition to Site IV-1, at the final stage of approval for mining licenses.

C.      The Assignor set up a subsidiary company Gold Billion Global Limited (the Subsidiary) on the 7th February 2013. Under a mutual agreement between the Assignor and the Assignee, the Assignor agreed to transfer the Subsidiary to the Assignee on 18th October 2013 and was completed on 25th October 2013.

D.      The Assignee through the Subsidiary, agrees to accept and the Assignor agrees to assign its management rights of Champmark’s mining operation at the Mining Lease (hereinafter "the Management Rights") from the Assignor on the terms and conditions hereinafter appearing. Champmark shall remain to be the Mining Contractor of the Mining Lease.

E.      Subject to audit of the Subsidiary and Board approval of the Parties, the Assignor and Assignee enter into this Supplementary Agreement to clarify the rights and obligations and terms and conditions of the mutual agreement and to complete the acquisition of the Subsidiary. In addition to the Management Rights in the Original Agreement, full control of the 85% interest in Champmark and the additional rights and obligations as defined in Clause 2.1 are assigned to the Assignee by the Assignor as per this Supplementary Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1       INTERPRETATION

1.1    Definitions

In this Supplemental Agreement, the following words and expressions shall have the following meanings:

“Entire Agreement” means the Original Agreement as amended by this Supplemental Agreement;

“Original Agreement” means the Assignment Agreement For The Assignment Of Management Rights In Merapoh Gold Mines In Malaysia that was entered into on the 25th day of October 2013, between the Parties;

“Parties” means the signatories to this Supplemental Agreement; and

“Supplemental Agreement” means this supplemental agreement.

1.2    One agreement

The Original Agreement, together with this Supplemental Agreement, shall, with effect on and from the date hereof, be read and construed as one document and references in the Original Agreement to “this Agreement” shall from the date hereof (but not for any purposes prior to the date hereof) incorporate references to this Supplemental Agreement.

1.3    Terms defined

In this Supplemental Agreement, unless the context requires otherwise, terms defined in the Original Agreement and not otherwise defined herein, shall have the same meanings in this Supplemental Agreement.

1.4    Immediate effect

The amendments provided for in this Supplemental Agreement shall, save where expressly provided to the contrary, take effect forthwith upon execution of this Supplemental Agreement by the Parties.

2       AMENDMENTS & CLARIFICATIONS TO THE ORIGINAL AGREEMENT

2.1      Assignment Of Additional Rights & Obligations

On July 1, 2013, the Assignor has assigned its rights and obligation on Champmark to the Subsidiary.

Champmark is a deemed subsidiary of the Subsidiary where

(i)            the Subsidiary has control the Board of Directors of Champmark and the right to appoint directors in Champmark to represent the 85% shareholding in Champmark;

(ii)          the Subsidiary has rights to receive future benefits and residual value, and obligation to absorb loss and finance for Champmark;

(iii)         the Subsidiary has the power to direct the activities of Champmark that most significantly impact Champmark’s economic performance and the obligation to absorb losses of Champmark that could potentially be significant to the Champmark or the right to receive benefits from Champmark that could potentially be significant to Champmark; and

(iv)         the Subsidiary is the primary beneficiary of Champmark because the Subsidiary can direct the activities of Champmark through the common directors and 85% shareholder of the Assignor.

It is determined that Champmark is de-facto agent of the Subsidiary and so the Subsidiary will consolidate Champmark from July 1, 2013.

Under the terms of the Assignment Agreement, the Assignor has assigned its management rights of Champmark’s mining operation in the Mining Lease to the Subsidiary in exchange for 80,000,000 shares of the Assignee’s common stock.

The Subsidiary and its deemed subsidiary become wholly-owned subsidiary and deemed 85% subsidiary of the Assignee. The acquisition of 100% of the issued and outstanding capital stock of the Subsidiary was completed subject to the approval of the Board of Directors of the Parties and the audit of the Subsidiary.

2.2      Reverse Acquisition

The Assignee as the legal parent shall be the accounting acquiree while the Subsidiary shall be the accounting acquirer. There is a 15% non-controlling interest of Champmark after the acquisition.

This transaction was accounted for as a recapitalization effected by a share exchange, wherein the Subsidiary with its 85% deemed subsidiary Champmark was considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of the acquisition, the Assignee holds 100% equity interest in the Subsidiary and 85% variable interest in Champmark. The Assignee’s consolidated subsidiaries include the Subsidiary being the Assignee’s wholly owned subsidiary and 85% of Champmark being a variable interest entity (VIE) and deemed subsidiary of the Subsidiary.

2.3    Amended Wording

The typographical error for “Gold Billions Ltd.” in the Original Agreement shall be replaced with “Gold Billion Global Limited”.

3       COMPLETION

Subject to audit of the Subsidiary and Board approval of the Parties, completion of the Supplementary Agreement shall take place on 17 February 2014.

4       WARRANTIES AND REPRESENTATIONS

4.1      The Assignor hereby warrants and represents to the Assignee that the Assignor is the beneficial owner of the Management Rights and is fully capable of entering into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, license or concurrence of any third party save as mentioned in this Agreement.

4.2      The Assignee hereby warrants and represents to the Assignor that the Assignee is fully capable of entering into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, license or concurrence of any third party save as mentioned in this Agreement.

4.3      The Subsidiary hereby warrants and represents to the Assignee that the Subsidiary, being the principal of Champmark and having complete authority to represent Champmark, is fully capable of entering into this Agreement and to act on behalf of Champmark.

4.4      Each of the warranties and representations, undertakings and identities contained in this Agreement will survive the completion of the assignment of the Management Rights.

4.5      Prior to the Completion Date, if any of the warranties, representations or undertakings in this Agreement are found to be materially untrue, inaccurate or misleading or have not been fully carried out in any material respect, or in the event of the Assignor becoming unable or failing to do anything required under this Agreement to be done by it at or before the Completion Date, the Assignee may by notice in writing rescind this Agreement but without prejudice to any claim the Assignee may have against the Assignor hereunder.

5       TIME

5.1      Time shall be of the essence of this Agreement.

5.2      No time or indulgence given by any party to the other party shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

6       CONFIDENTIALITY

Other than such disclosure as may be required by law or any competent authorities, neither of the parties hereto shall make, and the Assignor shall procure that the Company will not make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party (save disclosure to their respective professional advisers under a duty of confidentiality) without the written consent of the other patty.

7       ASSIGNMENT

This Agreement shall be binding on and shall ensure for the benefits of the successors and assigns of the parties hereto but shall not be assigned by any party without the prior written consent of the other party.

8       NOTICES AND OTHER COMMUNICATION

Any notice or other communication to be given under this Agreement shall be in writing and may be delivered by hand or given by facsimile, telex or cable. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this Agreement. If so delivered by hand or given by facsimile, telex or cable such notice or communication shall be deemed received on the date of dispatch and if so sent by post (or, if sent to an address outside of British Virgin Islands, so sent by first class air-mail) shall be deemed received 2 business days after the date of dispatch.

To the Assignee:

VERDE RESOURCES, INC.

Unit 1503, 15/F., The Phoenix, 21-25 Luard Road, Wanchai, Hong Kong

Fax:          852-2152 0612

Email:         mdwu@fcihk.com

To the Assignor:

FEDERAL MINING RESOURCES LIMITED

Suite 4703, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

Fax:          852-2827 7733

Email:         alai@yclhk.com

To the Subsidiary:

GOLD BILLION GLOBAL LIMITED

Unit 1503, 15/F., The Phoenix, 21-25 Luard Road, Wanchai, Hong Kong

Fax:          852-2152 0612

Email:         mdwu@fcihk.com

9       COST AND EXPENSES

Each party shall bear its legal and professional fees, costs and expenses incurred in the negotiations, preparation and execution of this Agreement.

10    GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of British Virgin Islands.

IN WITNESSS whereof the parties hereto have executed this Agreement the day and year first above written.

The Common Seal of                                             )

VERDE RESOURCES, INC.                              )

was affixed in the presence of                              )

Director of the Company:                                      )

/s/ Ming Ding Wu

_____________________

Ming Ding Wu                                                        )

The Common Seal of                                            )

FEDERAL MINING RESOURCES LIMITED  )

was affixed in the presence of                             )

Director of the Company:                                     )

/s/ Andy Kui Shing Lai

_____________________

Andy Kui Shing Lai                                               )

The Common Seal of                                            )

GOLD BILLION GLOBAL LIMITED                 )

was affixed in the presence of                             )

Director of the Company:                                     )

/s/ Ming Ding Wu

_____________________

Ming Ding Wu                                                       )